AIMS WORLDWIDE, INC.
         UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


Attached  are  the  historical  audited  financial statements of ATB Media, Inc.
("ATB") for the acquisition of ATB by AIMS Worldwide, Inc. ("AIMS"), The unaudited pro forma consolidated condensed financial statements have been prepared utilizing the historical financial statements of ATB. The unaudited pro forma consolidated condensed financial statements should be read in conjunction with the historical financial statements of AIMS and the attached historical financial statements of ATB.

The following unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004, and the unaudited pro forma consolidated condensed balance sheet as of March 31, 2004 give effect to the acquisition of ATB including the related pro forma adjustments described in the notes thereto. The unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 give effect to the acquisition by ATB as if the acquisition, accounted for at book value, as a combination of entities under common control, had occurred on the first day of the period. The unaudited pro forma consolidated condensed balance sheet as of March 31, 2004 gives effect to the acquisition as if it had occurred on that date.

The unaudited pro forma consolidated condensed financial statements may not be indicative of the results that actually would have occurred if the acquisition had been effective on the dates indicated or which may be obtained in the future.


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


AIMS  WORLDWIDE,  INC
UNAUDITED  PRO  FORMA  CONSOLIDATED  CONDENSED  BALANCE  SHEET
--------------------------------------------------------------

                                     ASSETS
                                     ------
                                                                                                           Unauadited
                                                                                                            Pro Forma
                                                         Historical March 31, 2004         Pro Forma        March 31,
                                                         ---------------------------
                                                           AIMS          ATB               Adjustments        2004
                                                         ------------  -------------       -------------  ------------
CURRENT ASSETS
   Cash . . . . . . . . . . . . . . . . . . . . . . . .  $   112,627   $       354         $          -   $   112,981
   Accounts Receivable. . . . . . . . . . . . . . . . .       80,838             -                    -        80,838
   Due from merger candidate. . . . . . . . . . . . . .       79,695             -    (d)       (79,695)            -
   Prepaid expenses . . . . . . . . . . . . . . . . . .        2,322             -                              2,322
   Security deposit . . . . . . . . . . . . . . . . . .        5,816             -                              5,816

                                                         ------------  -------------       -------------  ------------


TOTAL CURRENT ASSETS. . . . . . . . . . . . . . . . . .      281,298           354              (79,695)      201,957

PROPERTY AND EQUIPMENT, NET . . . . . . . . . . . . . .        4,751             -                    -         4,751


OTHER ASSETS:
   Prepaid technology license fee . . . . . . . . . . .       44,444             -                             44,444
   Investments and advances in unconsolidated entities.            -       988,073                    -       988,073
                                                         ------------  -------------       -------------  ------------

TOTAL ASSETS. . . . . . . . . . . . . . . . . . . . . .  $   330,493   $   988,427         $    (79,695)  $ 1,239,225
                                                         ============  =============       =============  ============


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                                  LIABILITIES
            -------------------------------------------------------

CURRENT LIABILITIES
   Accounts payable and accrued
      expenses. . . . . . . . . . . . . . . . . . . . .  $   239,871   $   777,440    (d)  $   (79,695)   $   687,616
                                                                                      (b)     (250,000)
   Notes payable. . . . . . . . . . . . . . . . . . . .            -     1,299,007                   -      1,299,007
   Assumed debt . . . . . . . . . . . . . . . . . . . .            -     1,202,910    (b)     (601,455)       601,455
   Accrued interest payable . . . . . . . . . . . . . .            -     1,296,610    (b)     (473,824)       822,786
                                                         ------------  -------------       -------------  ------------

TOTAL CURRENT LIABILITIES . . . . . . . . . . . . . . .      239,871     4,575,967          (1,404,974)     3,410,864
                                                         ------------  -------------       -------------  ------------

TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . .      239,871     4,575,967          (1,404,974)     3,410,864

                              STOCKHOLDERS' EQUITY
            -------------------------------------------------------

STOCKHOLDERS' EQUITY
   Common stock . . . . . . . . . . . . . . . . . . . .       15,769         8,457    (a)       (6,457)        18,974
                                                                                      (b)        1,205
   Additional paid-in-capital . . . . . . . . . . . . .    1,123,979       106,078    (a)   (3,695,618)    (1,141,487)
                                                                                      (b)    1,324,074
   Stock options outstanding. . . . . . . . . . . . . .        4,300             -                   -          4,300
                                                                   -             -                   -              -
   Deficit accumulated. . . . . . . . . . . . . . . . .   (1,053,426)   (3,702,075)   (a)    3,702,075     (1,053,426)
                                                         ------------  -------------       -------------  ------------

TOTAL STOCKHOLDERS' EQUITY. . . . . . . . . . . . . . .       90,622    (3,587,540)          1,325,279     (2,171,639)
                                                         ============  =============       =============  ============

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY . . . . . . . . . . . . . . . .  $   330,493   $   988,427         $    (79,695)  $ 1,239,225
                                                         ============  =============       =============  ============
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


AIMS  WORLDWIDE,  INC
UNAUDITED  PRO  FORMA  CONSOLIDATED  CONDENSED  STATEMENT  OF  OPERATIONS
-------------------------------------------------------------------------


                                                   For the Year Ended December 31, 2003
                                           ---------------------------------------------------------
                                                                         Pro Forma       Unaudited
                                               AIMS         ATB          Adjustments     Pro Forma
                                           ------------  ---------       -------------  ------------
REVENUE . . . . . . . . . . . . . . . . .  $   280,958   $       -       $          -   $   280,958

EXPENSES
   Loss on Investment . . . . . . . . . .            -     116,000                  -       116,000
   Depreciation, amortization, impairment      125,000           -                  -       125,000
   Interest, net. . . . . . . . . . . . .        4,514     343,103  (b)       (97,653)      249,964
   General and administrative . . . . . .      828,496     135,070                  -       963,566
                                           ------------  ----------      -------------  ------------

TOTAL EXPENSES. . . . . . . . . . . . . .      958,010     594,173            (97,653)    1,454,530
                                           ------------  ----------      -------------  ------------

OPERATING INCOME. . . . . . . . . . . . .     (677,052)   (594,173)            97,653    (1,173,572)

Provision for income taxes. . . . . . . .            -           -                  -             -
                                           ------------  ----------      -------------  ------------

   Net Income . . . . . . . . . . . . . .  $  (677,052)  $(594,173)       $     97,653  $(1,173,572)
                                           ============  ----------      -------------  ------------

Net Income per common share . . . . . . .                                               $     (0.07)
                                                                                        ============

Weighted Average Shares Outstanding . . .                                                17,269,753
                                                                                        ============


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


AIMS  WORLDWIDE,  INC
UNAUDITED  PRO  FORMA  CONSOLIDATED  CONDENSED  STATEMENT  OF  OPERATIONS
-------------------------------------------------------------------------


                                                   For the Three Months Ended March 31, 2004
                                           ---------------------------------------------------------
                                                                         Pro Forma       Unaudited
                                               AIMS         ATB          Adjustments     Pro Forma
                                           ------------  ---------       -------------  ------------
REVENUE . . . . . . . . . . . . . . . . .  $    78,469   $       -       $          -   $    78,469

EXPENSES
   Interest, net. . . . . . . . . . . . .         (97)      83,760  (b)       (24,601)       59,062
   General and administrative . . . . . .      362,013          30                  -       362,043
                                           ------------  ----------      -------------  ------------

TOTAL EXPENSES. . . . . . . . . . . . . .      361,916      83,790            (24,601)      421,105
                                           ------------  ----------      -------------  ------------

OPERATING INCOME. . . . . . . . . . . . .     (283,447)    (83,790)            24,601      (342,636)

Provision for income taxes. . . . . . . .            -           -                  -             -
                                           ------------  ----------      -------------  ------------

   Net Income . . . . . . . . . . . . . .  $  (283,447)  $ (83,790)       $     24,601  $  (342,636)
                                           ============  ----------      -------------  ------------

Net Income per common share . . . . . . .                                               $     (0.02)
                                                                                        ============

Weighted Average Shares Outstanding . . .                                                18,926,455
                                                                                        ============


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                              AIMS WORLDWIDE, INC.
         NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


ACQUISITION  OF  ATB

On April 21, 2004, AIMS entered into an agreement to acquire 100% of ATB in a stock exchange. As a result, AIMS exchanged approximately 2,000,000 shares of its stock for all the issued and outstanding common stock of ATB. Management determined that the assets to be acquired had a fair value of approximately $5,400,000, however, the two companies are considered to be under common control because of common shareholders and officers so this transaction will be recorded at book value. The operating results of ATB will be included with the operating results of AIMS beginning on the date of the transaction. In addition to the shares issued at the date of closing, AIMS will issue up to an additional 2,000,000 shares to the former shareholders of ATB if certain conditions are met within the coming thirty-six months. These additional shares have not been included in these financial statements due to their uncertainty.

In conjunction with this acquisition, certain creditor and shareholders have agreed to convert certain liabilities due them into common shares. Under this agreement approximately $1,325,000 of accounts payable, notes payable and accrued interest will be converted into approximately 1,200,000 shares of common stock.

The  unaudited  pro  forma  adjustments  are  as  follows:


     a. To record 2,000,000 shares of common stock to be issued in conjunction with the acquisition of ATB.

     b. To record 1,200,000 shares of common stock to be issued in conversion of certain accounts payable, notes payable and accrued interest.

     d.   To  record  elimination  of  intercompany  borrowings

     e. To record adjustment to interest expense resulting from conversion of debt to common stock.


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